Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On April 13, 2020, Orbital Energy Group, Inc., a Colorado corporation (“Orbital Energy”, the “Company”, “we”, or “our”) entered into a share purchase agreement to acquire Gibson Technical Services, Inc. ("GTS"), an Atlanta-based telecommunications company providing diversified telecommunications services nationally since 1990 and will become a wholly owned subsidiary of the Company.  The Company paid $48 million with the consideration structured as follows:

●	$22,000,000 in cash paid at closing; and

●

4,651,162 shares of restricted common stock issued to the GTS shareholders with an aggregate value of $26,000,000 based upon a per share value of $5.59. Of the newly issued shares, 2,232,569 of the shares are subject to a one (1) year restriction and 2,418,593 are subject to a two (2) year restriction.

●

The stock purchase agreement provided for the issuance of additional shares of OEG restricted common stock to the GTS shareholders valued at $5.59 as a post-closing adjustment for the excess net working capital above a 2-1 ratio within 45 days after the closing date of April 13, 2021.

The preliminary base purchase price for GTS was $48 million, and was subject to adjustment to reflect assumed liabilities, preliminary working capital adjustments and a fluctuating stock price as the $48 million was partially based on a stock value of $5.59 per share. Following initial adjustments and based on a closing stock price of $4.59 on April 13, 2021, the preliminary closing price of GTS was $42.3 million and included a working capital adjustment of  1,278,105 restricted shares or $4.6 million at fair value. Other than the working capital adjustment which is as of June 8, 2021 and stock value, which is as of April 13, 2021, our estimated pro forma balance sheet included herein is stated as if the transaction occurred on March 31, 2021 and reflects the balance sheets as of that date. Future adjustments for working capital excess compared to the 2:1 target ratio may change as the Company finalizes valuations and financial results as of the actual date of the acquisition on April 13, 2021.

The following pro forma financial information is based on our historical consolidated financial statements and the historical financial statements of the acquired GTS business and is intended to provide you with information about how the GTS transaction might have affected our historical consolidated statement of operations if it had closed as of January 1, 2020. The pro forma balance sheet as of March 31, 2021 is as if the acquisition had closed on that date.

The pro forma financial information below is based on available information and assumptions that we believe are reasonable. The pro forma financial information is for illustrative and informational purposes only and is not intended to represent or be indicative of what our results of operations would have been had the transaction described above occurred on the date indicated. The pro forma financial information also should not be considered representative of our future financial condition or results of operations.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and statements of operations for the year ended December 31, 2020 and for the three-month period ended March 31, 2021, give effect to our acquisition of GTS and the common stock issued to fund the acquisition. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined statements of operations to give effect to or remove the effect of events that are (1) directly attributable to the GTS acquisition, (2) factually supportable, and (3) expected to have a continuing impact on our results.

Unaudited Pro Forma Condensed Combined Balance Sheet

	Historical		Pro Forma Adjustments
	Orbital Energy Group, Inc.	Gibson Technical Services, Inc.	Gibson Technical Services, Inc.
(in thousands)	As of March 31, 2021	As of March 31, 2021	Transaction Accounting Adjustments	Note	Pro Forma Combined
	(Unaudited)	(Unaudited)
Assets:
Current Assets:
Cash and cash equivalents	$34,733	$1,223	$(22,180)	2a, 2b	$13,776
Restricted cash - current	153	—	—		153
Trade accounts receivable, net of allowance	6,840	7,985	—		14,825
Inventories	974	180	—		1,154
Contract assets	4,200	1,816	—		6,016
Note receivable, current portion	520	—	—		520
Prepaid expenses and other current assets	3,016	250	1,424	2c	4,690
Total current assets	50,436	11,454	(20,756)		41,134

Property and equipment, less accumulated depreciation	8,669	2,468	1,299	2d	12,436
Investment	1,063	—	—		1,063
Right of use assets - Operating leases	9,264	—	860	2e	10,124
Goodwill	7,006	1,966	13,884	2f	22,856
Other intangible assets, less accumulated amortization	14,221	—	22,580	2g	36,801
Restricted cash	1,026	—	—		1,026
Note receivable	3,091	—	—		3,091
Deposits and other assets	170	125	—		295
Total assets	$94,946	$16,013	$17,867		$128,826

Liabilities and Stockholders' Equity:
Current Liabilities:
Accounts payable	$4,141	$941	$—		$5,082
Notes payable, current *	16,798	2,899	—		19,697
Operating lease obligations, current portion	2,348	—	106	2e	2,454
Accrued expenses	4,703	1,210	—		5,913
Contract liabilities	4,024	80	—		4,104
Total current liabilities	32,014	5,130	106		37,250
Notes payable, less current portion	8,756	180	(180)	2b	8,756
Operating lease obligations, less current portion	6,636	—	754	2e	7,390
Contingent consideration	720	—	—		720
Deferred tax liabilities	—	—	7,597	2h	7,597
Other long-term liabilities	2,720	—	—		2,720
Total liabilities	50,846	5,310	8,277		64,433

Commitments and contingencies

Stockholders' Equity:
Preferred stock	—	—	—		—
Common stock	47	6,656	(6,650)	2i	53
Additional paid-in capital	216,527	5,000	15,287	2i	236,814
Treasury stock	(413)	—	—		(413)
Accumulated deficit	(167,633)	(953)	953	2j	(167,633)
Accumulated other comprehensive loss	(4,428)	—	—		(4,428)
Total stockholders' equity	44,100	10,703	9,590		64,393
Total liabilities and stockholders' equity	$94,946	$16,013	$17,867		$128,826

*  $1.5 million of this balance was forgiven as part of the Paycheck Protection Program (PPP) as of April 12, 2021 prior to the sale of GTS. The remaining $1.4 million of PPP loans included on the GTS balance sheet are expected to be forgiven and if not forgiven will be paid from a contingent receivable funded by the seller.

See accompanying notes to unaudited pro forma financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical		Pro Forma Adjustments
(in thousands, except share and per share amounts)	Orbital Energy Group, Inc.	Gibson Technical Services, Inc.	Gibson Technical Services, Inc.
	For the Year Ended December 31, 2020	For the Year Ended December 31, 2020	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenues	$38,414	$40,037	$—		$78,451

Cost of revenues	31,315	33,266	179	2d	64,760

Gross profit	7,099	6,771	(179)		13,691

Operating expenses:
Selling, general and administrative expense	29,395	6,669	—		36,064
Depreciation and amortization	4,749	274	1,769	2d, 2g	6,792
Research and development	45	—	—		45
Provision for bad debt	1,639	—	—		1,639
(Gain) loss on disposal of fixed assets	24	(8)	—		16

Total operating expenses	35,852	6,935	1,769		44,556

Loss from operations	(28,753)	(164)	(1,948)		(30,865)

Other income (expense)	959	—	—		959
Interest expense	(1,303)	(103)	—		(1,406)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(29,097)	(267)	(1,948)		(31,312)
Net loss of affiliate	(4,806)	—	—		(4,806)
Loss from continuing operations before taxes	(33,903)	(267)	(1,948)		(36,118)
Income tax expense (benefit)	(3,546)	—	—		(3,546)

Loss from continuing operations, net of income taxes	(30,357)	(267)	(1,948)		(32,572)

Basic and diluted weighted average common shares outstanding	29,937,863		5,929,267	2k	35,867,130

Loss from continuing operations per common share - basic and diluted	$(1.02)				$(0.91)

See accompanying notes to unaudited pro forma financial statements

Unaudited Pro Forma Condensed Combined Statement of Operations

	Historical		Pro Forma Adjustments
(in thousands, except share and per share amounts)	Orbital Energy Group, Inc.	Gibson Technical Services, Inc.	Gibson Technical Services, Inc.
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2021	Transaction Accounting Adjustments	Note	Pro Forma Combined

Revenues	$9,491	$8,891	$—		$18,382

Cost of revenues	10,797	6,215	41	2d	17,053

Gross profit (loss)	(1,306)	2,676	(41)		1,329

Operating expenses:
Selling, general and administrative expense	14,460	4,937	—		19,397
Depreciation and amortization	1,515	74	440	2d, 2g	2,029
Research and development	1	—	—		1
Provision for bad debt	(19)	—	—		(19)
(Gain) loss on disposal of fixed assets	—	(6)	—		(6)

Total operating expenses	15,957	5,005	440		21,402

Loss from operations	(17,263)	(2,329)	(481)		(20,073)

Other income (expense)	63	19	—		82
Interest expense	(736)	(22)	—		(758)

Loss from continuing operations before income taxes and equity in net loss of affiliate	(17,936)	(2,332)	(481)		(20,749)
Net loss of affiliate	—	—	—		—
Loss from continuing operations before taxes	(17,936)	(2,332)	(481)		(20,749)
Income tax expense (benefit)	16	—	—		16

Loss from continuing operations, net of income taxes	(17,952)	(2,332)	(481)		(20,765)

Basic and diluted weighted average common shares outstanding	44,564,868		5,929,267	2k	50,494,135

Loss from continuing operations per common share - basic and diluted	$(0.40)				$(0.41)

See accompanying notes to unaudited pro forma financial statements

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of operations have been prepared using the historical consolidated financial statements of Orbital Energy Group, Inc., and the historical financial statements of Gibson Technical Services, Inc. Because we now control Gibson Technical Services, Inc., we have applied acquisition accounting as if the acquisition had closed as of January 1, 2020 for the pro forma statement of operations and as if the acquisition had closed as of March 31, 2021 for the the pro forma balance sheet. Purchase accounting adjustments are further described in Note 2 below.

In addition to presenting Orbital Energy Group operations as reported in our historical financial statements, our unaudited condensed combined pro forma statement of operations for the year ended December 31, 2020 includes the results of Gibson Technical Services, Inc. for the year ended December 31, 2020. We believe presenting these combined results is useful in illustrating the presentation of our pro forma condensed combined statement of operations for the year ended December 31, 2020. These pro forma adjustments are based on management's preliminary estimates, which may materially change prior to the completion of the final valuation.

2. Transaction-Related Adjustments

a.	Represents the $22 million cash payment for partial consideration for the purchase of Gibson Technical Services, Inc.

b.	Represents $180 thousand paid by GTS prior to acquisition to satisfy the outstanding debt as per the stock purchase agreement.

c.	Represents a contingent receivable funded by the seller to pay the Company's Paycheck Protection loan of $1.4 million in the event that forgiveness is not granted.

d.	Represents the fair value adjustment to property and equipment and the associated adjustment to depreciation. The average useful life of the assets purchased was seven years.

e.

Represents GTS's adoption of ASU 2016-02, Leases (Topic 842) effective January 1, 2019. The adoption of ASU 2016-02 was not applicable in the Gibson Technical Services, Inc. financials, as that business had not yet implemented ASC 842.

f.	Represents the implied goodwill of Gibson Technical Services, Inc. purchased by Orbital Energy Group, Inc and the removal of the goodwill already on GTS's books.

g.

Represents the the addition of Orbital Energy's fair value estimate of the acquired GTS intangibles and the related pro forma amortization. Other intangible assets, acquired values, useful lives and pro forma amortization expense are as follows:

(in thousands)

	Value	Amortization Period in Years	2020 Pro Forma Amortization	2021 3-month Pro Forma Amortization
Customer Relationships	$16,075	10	$1,608	$402
Trade name	6,120	indefinite	—	—
Non-Compete covenants	385	5	77	19
Total	$22,580		$1,685	$421

h.	Adjusts the deferred tax liabilities resulting from the book to tax differences as a result of purchase accounting adjustments. The rest of the acquired deferred tax liability will eliminate a portion of the Company’s deferred tax asset in the period of acquisition and allow the Company to recognize an income tax benefit of $7.6 million in the period of acquisition. This amount was not included in the proforma income statement above.

i.	Represents the reversal of GTS's common stock and additional paid-in capital and to record the estimated fair value of 4,651,162 restricted shares issued by Orbital Energy Group, Inc. per the share purchase agreement and the estimated 1,278,105 restricted shares to be issued by Orbital Energy Group, Inc. as a result of the agreed upon working capital adjustment.

j.	Represents reversal of historical GTS accumulated deficit as of the acquisition date.

k.	Represents the increase in weighted average shares in connection with the issuance of 5,929,267 common shares to finance the acquisition.

3. Management's Adjustments

The unaudited pro forma condensed combined statements of operations do not reflect any of Orbital Energy management’s expectations for revenue enhancements, cost savings from the combined companies’ operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements, cost savings from operating efficiencies, synergies or restructurings, which could result from the GTS acquisition. The following tables shows the estimated cost savings from the combined entities if those cost savings were included in pro forma income from continuing operations, net of tax for the year ended December 31, 2020 and three months ended March 31, 2021.

For the Year Ended December 31, 2020
(in thousands)	Loss from continuing operations, net of tax
Pro forma combined	$(32,572)
Management's adjustments
Management stock awards	2,503
Management buyout consulting	14
Tax advisory fees	87
Salary and benefits for Senior executives not retained	842
Pro forma combined after management's adjustments	$(29,126)

For the Three Months Ended March 31, 2021
(in thousands)	Loss from continuing operations, net of tax
Pro forma combined	$(20,765)
Management's adjustments
Employee loan forgiveness	2,692
Accounting consultant fees	116
Salary and benefits for Senior executives not retained	181
Pro forma combined after management's adjustments	$(17,776)

The synergies and efficiencies identified in these management adjustments are expected to be achieved within one year. The significant management stock awards and management buyout consulting were awarded to and for the benefit of key employees of GTS in 2020 and were one-time in nature. OEG does not expect to incur these costs going forward. The remaining adjustments relate to the elimination of one time management buyout consulting costs and the removal of executive salaries who were not retained and will not be replaced. The responsibilities of these executives will be taken by existing executives of Orbital Energy Group, Inc. and GTS. Accounting and tax advisory fees related to GTS shareholder advisory services will not continue. Employee loan forgiveness is not expected to occur in the coming years. To calculate the adjustments, OEG reviewed actual expenses incurred in 2020 and Q1 of 2021 and applied these amounts as management adjustments.

4. Purchase Consideration and Preliminary Purchase Price Allocation

The purchase consideration as of April 13, 2021 is as follows:

(in thousands)

Cash consideration	$22,000
Orbital Energy restricted stock issued - initial agreement - 4,651,162 shares	15,705
Orbital Energy restricted stock issued - working capital adjustment - 1,278,105 shares	4,588
$42,293

Preliminary Purchase Price Allocation – The total purchase price as summarized below was allocated to the acquired tangible and intangible assets and liabilities for purposes of this unaudited pro forma condensed combined financial information, based on their estimated relative fair values assuming the acquisition was completed on the pro forma balance sheet date presented. The final allocation, expected to complete during the third quarter of 2021, will be based upon valuations and other studies for which there is currently insufficient information to make a definitive allocation. Accordingly, the purchase price allocation adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. The final purchase price allocation will be determined after completion of a thorough analysis to determine the fair value of the accrued tangible assets and liabilities, including fixed assets, and identifiable intangible assets and liabilities. Accordingly, the final purchase accounting adjustments, including those resulting from conforming accounting policies to those of the Company, could differ materially from the pro forma adjustments presented herein. Any increase or decrease in the fair value of the acquired tangible and identifiable intangible assets and liabilities, as compared to the information shown herein, will also change the portion of purchase price allocable to goodwill and could impact the operating results of the combined company following the acquisition due to differences in amortization related to the assets and liabilities. The total preliminary purchase price was allocated as follows:

(in thousands)
Purchase price	$42,293

Cash and cash equivalents	1,043
Trade accounts receivable	7,985
Inventories	180
Contract assets	1,816
Prepaid expenses and other current assets	1,674
Property and equipment	3,767
Right of use assets	860
Goodwill	15,850
Intangible, Customer Relationships	16,075
Intangible, Trade name	6,120
Intangible, Noncompete covenants	385
Deposits and other assets	125
Deferred tax liability	(7,597)
Liabilities assumed	(5,990)

Purchase price allocation	$42,293

5. Important Cautions Regarding Forward Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this document that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this document specifically include the expectations surrounding the acquisition of GTS as well as the benefits of it and related transactions, as well as plans, strategies, objectives and anticipated financial and operating results of the Company, and other guidance included in this document. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of if the Company, which could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic, competitive, and other factors, including, among other things, our reliance on third-party manufacturers and suppliers, government agency budgetary and political constraints, new or increased competition, changes in market demand, and the performance or reliability of our products. These factors and others could cause operating results to vary significantly from those in prior periods, and those projected in forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Additional information regarding these and other factors, which could materially affect the Company and its operations, are included in certain forms the Company has filed with the Securities and Exchange Commission.